UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	March 9, 2005
(Date of earliest event reported)	January 31, 2005

Landmark Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20878	43-1930755
(Commission File Number)	(I.R.S. Employer Identification Number)

800 Poyntz Avenue, Manhattan, Kansas	66502
(Address of principal executive offices)	(Zip Code)

(785) 565-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2005, Landmark Bancorp, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with M. Jeff Oliphant, the Market President and Dodge City Bank Manager of Landmark National Bank, a wholly-owned subsidiary of the Company.  The following summary describes certain material provisions of the Agreement.

The term of the Agreement is for one year and, absent 90 days notice from either party, it automatically extends for one additional year on each anniversary of the effective date of the Agreement, which is January 31, 2005.  The Agreement provides Mr. Oliphant with a base salary of $104,000 and eligibility for a performance bonus.

The Agreement will terminate upon the death or disability of Mr. Oliphant, in the event of certain regulatory actions or upon notice by either the Company or Mr. Oliphant, with or without cause.  The Agreement will be suspended in the event of a regulatory suspension of Mr. Oliphant’s employment.  If Mr. Oliphant is terminated without cause during the term of the Agreement, he will be entitled to receive an amount equal to the sum of his then annual salary, plus an amount equal to the average of the annual performance bonuses paid to him for the most recently ended three fiscal years and the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year.  The payment to be made to Mr. Oliphant upon his voluntary termination of employment within six months after a change in control will be equal to two times the sum of (i) his then annual salary, (ii) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years and (iii) contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year.  The Company will also provide Mr. Oliphant and his immediate family with continued insurance coverage for a period of one year after terminating Mr. Oliphant’s employment without cause and two years after Mr. Oliphant’s termination of employment within six months of a change in control.  The Company has no continuing obligation to Mr. Oliphant if it terminates his employment for cause, except that it will be obligated to pay him his accrued salary and benefits through the effective date of his termination of employment.

The Agreement also includes a covenant which will limit the ability of Mr. Oliphant to compete with the Company or its banking subsidiary in an area encompassing a fifty mile radius from any of the Company’s banking offices for a period of one year following the termination of his employment.

The foregoing description is qualified by reference in its entirety to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

10.1                           Employment Agreement between Landmark Bancorp, Inc. and M. Jeff Oliphant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC.

Dated: March 9, 2005	By:	/s/ Mark A. Herpich
Mark A. Herpich
Vice President, Secretary, Treasurer
and Chief Financial Officer